Exhibit 99.1

Turning Point Brands Announces Pricing of $300,000,000 of 7.625% Senior Secured Notes due 2032

LOUISVILLE, KY. (February 11, 2025) Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, today announced that is has priced its previously announced private offering (the “Offering”) of $300.0 million aggregate principal amount of its 7.625% senior secured notes due 2032 (the “Notes”). The Notes are to be sold at an issue price of 100.000% of the principal amount, will bear interest at a rate of 7.625% and will mature on March 15, 2032. The Notes will be TPB’s senior secured obligations and will be guaranteed on a senior secured basis by each of TPB’s wholly-owned domestic restricted subsidiaries that currently guarantee TPB’s Senior Secured Notes due 2026 (the “Existing Notes”).

The sale of the Notes to the initial purchasers is expected to settle on February 19, 2025, subject to customary closing conditions, and is expected to result in approximately $294.0 million in net proceeds to the Company after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. TPB intends to use the proceeds from the Offering (i) to refinance all of the Existing Notes, (ii) to pay related fees, costs and expenses and (iii) for general corporate purposes. The closing of the Offering is subject to customary conditions.

The Notes and the related guarantees are being offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. Accordingly, the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 217,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Contact:
Turning Point Brands, Inc.
ir@tpbi.com